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                                                                     EXHIBIT 5.1


                                                       VINSON & ELKINS L.L.P.
                                                       2300 FIRST CITY TOWER
[VINSON & ELKINS LOGO]                                 1001 FANNIN STREET
                                                       HOUSTON, TEXAS 77002-6760
                                                       TELEPHONE (713) 758-2222
                                                       FAX (713) 758-2346
                                                       www.velaw.com


                                  May 27, 2004

Group 1 Automotive, Inc.
950 Echo Lane, Suite 350
Houston, Texas 77024

Ladies and Gentlemen:

      We are acting as counsel for Group 1 Automotive, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of up to 1,000,000 shares of common stock, par value $.01 per share (the "Shares"), pursuant to the Group 1 Automotive, Inc. 1996 Stock Incentive Plan, as amended (the "Plan").

      In connection with the foregoing, we have examined or are familiar with the (i) the Restated Certificate of Incorporation of the Company; (ii) the Bylaws of the Company, (iii) the corporate proceedings with respect to the adoption of and amendments to the Plan; (iv) the Registration Statement; and (v) such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion.

      Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares are issued in accordance with the provisions of the applicable Plan, will be validly issued and fully paid and non-assessable.

      The foregoing opinion is limited to the laws of the United States of America and the State of Texas, the Constitution of the State of Delaware and the General Corporation Law of the State of Delaware, as interpreted by federal courts and the courts of the State of Delaware. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or Blue Sky laws.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                       Very truly yours,

                                       /s/ Vinson & Elkins L.L.P.







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